As filed with the Securities and Exchange Commission on July 23, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

AUXILIUM PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-3016883
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

160 West Germantown Pike

Norristown, Pennsylvania 19401

(610) 239-8850

(Address, including zip code, of Principal Executive Offices)

AUXILIUM PHARMACEUTICALS, INC.

2004 EQUITY COMPENSATION PLAN

and

AUXILIUM PHARMACEUTICALS, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plans)

Gerri A. Henwood

Chief Executive Officer

160 West Germantown Pike

Norristown, Pennsylvania 19401

(610) 239-8850

(Name, Address and Telephone Number,

Including Area Code, of Agent for Service)

Copy to:

James W. McKenzie, Jr., Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

(215) 963-5000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Number of shares to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee (4)
2004 Equity Compensation Plan Common Stock, par value $0.01 per share	1,239,658	(2)	$5.64		$6,991,672	$886
2004 Equity Compensation Plan Common Stock, par value $0.01 per share	1,541,055		$7.50	(3)	$11,557,913	$1,465
2004 Employee Stock Purchase Plan Common Stock, par value $0.01 per share	200,000		$7.50	(3)	$1,500,000	$190
Total:	2,980,713				$20,049,585	$2,541

(1)	This Registration Statement covers shares of Common Stock of Auxilium Pharmaceuticals, Inc. that may be offered or sold pursuant to the Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan and the Auxilium Pharmaceuticals, Inc. 2004 Employee Stock Purchase Plan. This Registration Statement also relates to an indeterminate number of shares of Common Stock that may be issued by reason of any stock split, stock dividend, recapitalization or any other similar transaction in accordance with Rule 416. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)	Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the weighted average exercise price at which such options are exercisable.

(3)	The price of $7.50 per share, which is the initial public offering price of our Common Stock set forth in a registration statement on Form S-1 that was declared effective of even date herewith, is set forth solely for the purpose of calculating the filing fee pursuant to Rule 457(h) and has been used only for those shares without a fixed exercise price. None of such shares have been issued or are subject to outstanding options.

(4)	Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by $.0001267.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Auxilium Pharmaceuticals, Inc. (the “Registrant”) with the Commission are incorporated by reference into this Registration Statement:

(1)	The Registrant’s prospectus dated July 23, 2004 filed under Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), as part of the Registrant’s registration statement on Form S-1 originally filed on April 21, 2004, as amended (File No. 333-114685), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(2)	The description of the Registrant’s Common Stock, par value $0.01 per share, contained in the Registrant’s registration statement on Form 8-A filed with the Commission on July 16, 2004 (File No. 000-50855) to register such securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be a part hereof from the date of the filing of such reports and documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s Fifth Restated Certificate of Incorporation that will become effective immediately following the completion of the Registrant’s initial public offering, provides that a director of the Registrant shall not be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

The Registrant’s Fifth Restated Certificate of Incorporation that will become effective immediately following the Registrant’s initial public offering provides that the Registrant will to the maximum extent permitted under the laws of the State of Delaware, indemnify and advance expenses upon request to any person who is or was a party or threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become, a director, officer or employee of the Registrant or, at the election of the Board, an agent of the Registrant or is or was serving at the request of the Registrant as a director, officer or employee or, at the election of the Board, agent of any other corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including attorneys’ fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense or such action, suit, proceeding or claim. The Registrant’s Fifth Restated Certificate of Incorporation does not require the Registrant to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person.

The Registrant has purchased certain liability insurance for its officers and directors.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit	Description
4.1	Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan, incorporated herein by reference to Exhibit 10.23 to Amendment No. 6 to the Registrant’s registration statement on Form S-1/A, filed on July 22, 2004 (File No. 333-114685).

4.2	Auxilium Pharmaceuticals, Inc. 2004 Employee Stock Purchase Plan, incorporated herein by reference to Exhibit 10.24 to Amendment No. 2 to the Registrant’s registration statement on Form S-1/A, filed on June 18, 2004 (File No. 333-114685).

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Norristown, Commonwealth of Pennsylvania, on July 23, 2004.

AUXILIUM PHARMACEUTICALS, INC.

By:	/s/ Gerri A. Henwood
Gerri A. Henwood
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerri A. Henwood and Jane H. Hollingsworth, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gerri A. Henwood Gerri A. Henwood	Chairman and Chief Executive Officer (Principal Executive Officer)	July 23, 2004

/s/ Cornelius H. Lansing II Cornelius H. Lansing II	Chief Financial Officer and Executive Vice President, Commercial Logistics (Principal Financial and Accounting Officer)	July 23, 2004

/s/ Edwin A. Bescherer, Jr. Edwin A. Bescherer, Jr.	Director	July 23, 2004

/s/ Philippe O. Chambon, M.D., PhD Philippe O. Chambon, M.D., PhD	Director	July 23, 2004

/s/ Winston J. Churchill Winston J. Churchill	Director	July 23, 2004

/s/ Rolf A. Classon Rolf A. Classon	Director	July 23, 2004

/s/ Dennis J. Purcell Dennis J. Purcell	Director	July 23, 2004

/s/ Michael Wall Michael Wall	Director	July 23, 2004

AUXILIUM PHARMACEUTICALS, INC.

INDEX TO EXHIBITS

Exhibit	Description
4.1	Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan, incorporated herein by reference to Exhibit 10.23 to Amendment No. 6 to the Registrant’s registration statement on Form S-1/A, filed on July 22, 2004 (File No. 333-114685).

4.2	Auxilium Pharmaceuticals, Inc. 2004 Employee Stock Purchase Plan, incorporated herein by reference to Exhibit 10.24 to Amendment No. 2 to the Registrant’s registration statement on Form S-1/A, filed on June 18, 2004 (File No. 333-114685).

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page).